Exhibit (a)(i)

MAR 27 2026

BROOKMONT CONSUMER CREDIT FUND

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST:           The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND:      The name of the statutory trust (the “Trust”) is:

   Brookmont Consumer Credit Fund

THIRD:          The name and business address of the Trust’s resident agent are Capitol Corporate Services, Inc., 3206 Tower Oaks Blvd, 4th Floor, Rockville, MD 20852.

FOURTH:      The address of the Trust’s principal office in the State of Maryland is c/o Capitol Corporate Services, Inc., 3206 Tower Oaks Blvd, 4th Floor, Rockville, MD 20852.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties for perjury that, to the best of his knowledge and belief, the facts stated herein are true.

[Signature Page Follows]

CUST    ID : 0004051730

WORK ORDER : 0005268304

DATE:  03-27-2026 09:29 AM

AMT.    PAID: $569.00

STATE OF MARYLAND

I hereby certify that this is a true and complete copy of the 4 page document on file in this office. DATED: 3/27/2026

STATE DEPARTMENT OF ASSESSMENTS AND TAXATION:

BY:	, Custodian

This stamp replaces our previous certification system: Effective 6/95.

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust this 26th day of March, 2026.

/s/ Ethan Powell
Name:	Ethan Powell
Title:	Trustee

Signature Page to Certificate of Trust for
Brookmont Consumer Credit Fund